CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   Exhibit 10.12

                               THIRD AMENDMENT TO
                            COLLABORATION AGREEMENT

     This Third Amendment To Collaboration Agreement (this "Collaboration Third Amendment") is made and entered into as of this 14th day of February, 2001 by and between Sanwa Kagaku Kenkyusho Co., Ltd., a Japanese corporation ("Sanwa") and Telik, Inc., a Delaware corporation ("Telik").

                                    Recitals
                                    --------

     A. Sanwa and Telik are parties to that Collaboration Agreement dated as of December 20, 1996 as amended by that certain First Amendment to Collaboration Agreement dated September 24, 1997 and that Second Amendment to Collaboration Agreement dated October 29, 1998 (the "Collaboration Agreement") pursuant to which the Parties have jointly engaged in research to identify one or more compounds which activate the insulin signal transduction pathway and appear to be useful for treatment of diabetes mellitus or insulin resistance in humans.

     B. Sanwa and Telik are entering into a Master Amendment Agreement of even date herewith in connection with which, as one of the conditions to Sanwa paying Telik the amount set forth therein, the parties have agreed to execute and deliver this Collaboration Third Amendment.

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Amendments.   The Collaboration Agreement is hereby amended as follows:
         -----------

         A.  Section 2.1 is amended in its entirety as follows:

             "The Parties will participate in a program (the "Research Program") to research and discover novel compounds in the Field. The Research Program shall commence on the Effective Date and continue until the fifth anniversary of the Effective Date, unless (i) terminated pursuant to Sections 9.2 or 9.3 or (ii) extended by mutual written agreement of the Parties. The period of time during which the Research Program is in effect shall be the "Research Term." The Research Term shall be conducted pursuant to a detailed research plan attached hereto as Exhibit A, which may be modified from time to time by the RMC (the "Research Plan"). Telik shall commence the Research Program promptly upon execution of this Agreement. Telik shall devote commercially reasonable efforts to its obligations under the Research Program, consistent with the efforts Telik devotes to Telik's own research programs of comparable market potential."

                                      1.

         B.  Section 2.5.1 is amended in its entirety as follows:

             "Telik will be responsible for providing [*] (the [*] all infrastructure [*] necessary for conducting [*] Phase 1 of the Research Plan, relating to identification and selection of advanced lead compounds and Phase 2 of the Research Plan, relating to identification and selection of Clinical Candidates. Telik will also use commercially reasonable efforts to undertake the US FDA Phase 1 clinical studies or European equivalent with respect to or based on any compounds discovered as a result of the Research Plan. Telik, [*], will also be responsible for providing all infrastructure [*] necessary for and conducting [*], Phase 3 of the Research Plan, relating to all IND enabling work for Clinical Candidates, except that portion of Phase 3 work identified in the Research Plan as uniquely required for an IND application in Japan, for:

             (i)      The first Clinical Candidate; and

             (ii) Subsequent Clinical Candidates if Telik shall choose by written notice to Sanwa, to develop or have developed the same Clinical Candidate(s) outside the Sanwa Territory.

             If, as of the date Telik provides notice to Sanwa pursuant to
             Section 2.5.1 (ii), Sanwa has commenced work on that portion of Phase 3 of the Research Plan for which Telik would be responsible as a result of providing such notice using protocols for such Phase 3 work as may be recommended by the RMC, then Telik shall promptly [*] such portion of Phase 3 of the Research Plan and Telik shall take over and complete or have such work completed."

         C.  Section 2.7 is amended in its entirety to read as follows:

             "Sanwa will have the right, but no obligation, to provide infrastructure [*] necessary for and to conduct [*] that portion of Phase 3 of the Research Plan identified therein as uniquely required for an IND application in Japan with respect to Clinical Candidates."

         D.  Section 2.8.3 is revised to read in its entirety as follows:

             "2.8.3 Telik shall make available and disclose to Sanwa, on a quarterly basis, all work related to Phase 3 of the Research Program for which Telik is responsible pursuant to Section 2.5. Telik shall also make available to Sanwa all work related to and all results of any FDA, European or other clinical studies conducted based on any compounds discovered as a result of the Research Program, including, without limitation, any US FDA Phase 1 clinical studies or equivalent foreign studies conducted by Telik. Telik shall also make available to Sanwa data within the Field relevant to
                                      2.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

             the Research Program arising from arrangements between Telik and third parties similar to this Agreement but only to the extent, and upon such terms, as such third party shall agree including, if necessary, an agreement by Sanwa to provide similar information to such third party upon a reciprocal basis. Without limiting the generality of the foregoing, Telik agrees to use its reasonable efforts in good faith to cause any third party having rights to Clinical Candidates outside the Sanwa Territory to provide the results of tests and other work corresponding to Phase 3 of the Research Plan to Sanwa for such Clinical Candidates. The obligations of Telik set forth in this Section 2.8.3 shall terminate upon Telik's receipt of written notice from Sanwa pursuant to Section 4.4."

         E.  Section 2.8.4 is revised to read in its entirety as follows:

             "To the extent that Sanwa performs any Phase 3 work relating to Clinical Candidates, Sanwa shall disclose the results of such work to Telik. Telik may use such information solely for the purposes of the Research Program and shall not use it for any other purpose or disclose it to any third party unless Sanwa agrees to the terms of such use or disclosure (which may include [*] for all or a portion of the Phase 3 work conducted by Sanwa or on Sanwa's behalf by a third party)."

         F.  Sections 2.10(b) and 2.10(c) are deleted in their entirety and
             Section 2.10(d) is renumbered as Section 2.10 (b) and revised in its entirety to read as follows:

             "(b) During the Research Term, Telik shall be fully responsible for performing all work [*] (the [*] and ensuring that at all times Telik has [*] to fulfill all of its obligations in accordance with the Research Plan."

         G.  Section 4.4 is amended in its entirety to read as follows:

             4.4 Exclusive Collaboration. Each party to this Agreement covenants and agrees that the Research Program shall be its sole and exclusive activity within the Field in the Sanwa Territory during the term of this Agreement. Telik covenants and agrees that during the term of this Agreement, Telik will not license compounds to third parties in the Sanwa Territory where the development of such compounds is directed toward the Field. Notwithstanding the foregoing, if (a) Telik has not developed a detailed clinical plan in form and content reasonably satisfactory to the parties for clinical studies to be carried out with respect to [*] compounds discovered as a result of the Research Program by [*], (b) Telik has not commenced clinical studies in accordance with such clinical plan by [*], or (c) Telik fails to use commercially reasonable efforts to diligently develop compounds discovered as a result of the Research Program or abandons development of such compounds, then upon written notice from

                                      3.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

             Sanwa to Telik, all of Sanwa's duties and obligations pursuant to this Section 4.4 shall immediately terminate.

         H.  Section 9.4 is amended in its entirety to read as follows:

             9.4 Accrued Rights; Surviving Obligations. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Section 2.8.3, Articles 3, 6, 8 and 10 of this Agreement shall survive termination of this Agreement. Except as set forth in the License Agreement, promptly after termination of this Agreement each Party shall return or dispose of any know-how of the other in accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.

     2.  Defined Terms; Incorporation. Unless otherwise expressly provided
         ----------------------------
herein, defined terms used in this Third Amendment shall have the same meaning as set forth in the Collaboration Agreement, and all terms herein shall be incorporated into the Collaboration Agreement. From and after the Third Amendment Effective Date, all references to the "Collaboration Agreement" in all other documents delivered in connection with the Collaboration Agreement shall refer to the Collaboration Agreement, as amended hereby.

     3.  Counterparts: Facsimile. This Third Amendment may be executed in
         -----------------------
counterparts and by facsimile.

     4.  Effective Date. This Third Amendment shall be effective as of
         --------------
February 14, 2001 (the "Third Amendment Effective Date").


     IN WITNESS WHEREOF, the parties have executed this Collaboration Third Amendment as of the date first set forth above.


TELIK, INC.                                  SANWA KAGAKU KENKYUSHO CO., LTD.

/s/ Michael M. Wick                          /s/ Keiji Tanimoto
---------------------------------            -----------------------------------
By: Michael M. Wick, M.D., Ph.D.             By: Keiji Tanimoto
Its: Chairman and CEO                        Its: President

                                      4.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.